EXHIBIT 99.77Q1

                           DNP SELECT INCOME FUND INC.

                                     BYLAWS
                   (as amended and restated on July 29, 2004)

                                   ARTICLE I.

                                  STOCKHOLDERS

      SECTION 1.01. Annual Meeting. The Fund shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 9:00 a.m. on the second Tuesday of May in each year if not a legal holiday, or at such other time on such other day in the month of May as shall be set by the Board of Directors. Except as the Charter, these Bylaws or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Fund's existence or affect any otherwise valid corporate acts.

      SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Fund) with or without a meeting. Subject to the procedures set forth in Section 1.11 and this Section, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, on payment of these costs to the Fund, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have sole power to fix the date and time of the special meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding 12 months.

      SECTION 1.03. Place of Meetings. Meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.

      SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Any notice given by the Fund to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Fund gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice and the stockholder consents to receiving a single notice or fails to object in writing within 60 days after the Fund gives notice to the stockholder of its intent to give a single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Fund. The notice shall state the time of the meeting, the place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder at the stockholder's address as it appears on the records of the Fund or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Fund has received a request from a stockholder that notice not be sent by electronic transmission, the Fund may not provide notice to the stockholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Fund is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving the notice. The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Fund that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if the person before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

      SECTION 1.05. Quorum; Voting. Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, except that where the holders of any class or series of shares are entitled to vote as a separate class or series (such class or series being referred to as a "Separate Class") or where the holders of two or more (but not all) classes or series of stock are required to vote as a single class or series (such classes or series being referred to as a "Combined Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. Unless any statute or the Charter provides otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

      SECTION 1.06. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date. Whether or not a quorum with respect to a Separate Class or a Combined Class, as the case may be, is present, a meeting of stockholders of a Separate Class or a Combined Class convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

      SECTION 1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock (or fraction thereof), regardless of class or series, is entitled to one vote (or fraction of a vote) on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock (or fraction thereof) may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock (or fraction thereof) the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Fund or its assets or liabilities.

      SECTION 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number, class and series of shares held by each stockholder and certified by the transfer agent for such class or series or by the Secretary, shall be furnished by the Secretary.

      SECTION 1.09. Conduct of Business. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Fund's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Fund (i) who was a stockholder of record at the time of giving notice(s) provided for in Section 1.11 and Section 1.12, (ii) who is entitled to vote at the meeting and (iii) who complied with the notice(s) procedures set forth in Section 1.11 and Section 1.12. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Fund's notice of meeting and (b), in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Fund (A) who was a stockholder of record at the time of giving notice provided for in Section 1.11, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures set forth in Section 1.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 1.11, Section 1.12 and this Section and, if any proposed nomination or business is not in compliance with Section 1.11, Section 1.12 and this Section, to declare that such defective nomination or proposal be disregarded.

      SECTION 1.10. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by the holders, present in person or by proxy, of at least 10 percent of the shares issued and outstanding and entitled to vote at the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the stockholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of the holders, present in person or by proxy, of at least 10 percent of the shares issued and outstanding and entitled to vote at the meeting, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of stockholders, the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

      SECTION 1.11. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Fund. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Fund (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Fund (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting or no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. A stockholder's notice to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and
(b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Fund's books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Fund which are owned beneficially or of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Fund unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

      SECTION 1.12. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Fund (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Fund not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting or no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Fund's books and of the beneficial owner, if any, on whose behalf the proposal is made,
(iii) the class or series and number of shares of capital stock of the Fund which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.11 or in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in
Section 1.11 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

      SECTION 2.01. Function of Directors. The business and affairs of the Fund shall be managed under the direction of its Board of Directors. All powers of the Fund may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws. The Board of Directors may delegate the duty of management of the assets and the administration of the day-to-day operations of the Fund to one or more entities or individuals pursuant to a written contract or contracts which have obtained the approvals, including the approval of renewals thereof, required by the Investment Company Act of 1940, as amended (the "Investment Company Act").

      SECTION 2.02. Number and Qualification of Directors. The Board of Directors shall consist of 3 directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors, provided that the number of directors shall not be less than 3 or more than 15 nor shall any change in the number of directors affect the tenure of office of any director. The membership of the Board of Directors shall meet the applicable requirements under the Investment Company Act. No person shall stand for election or reelection as a director of the Fund if that person would be 75 years old or older at the date of the proxy statement for the meeting of stockholders at which such election would take place, unless such person's candidacy shall have been approved by a unanimous vote of all of the directors present at a meeting at which a quorum is present (other than any director whose candidacy is being approved).

      SECTION 2.03. Election and Tenure of Directors. Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, the directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class of directors expiring in each year. In accordance with the provisions of the Charter, the classes shall be designated as Class I, Class II, and Class III, respectively. At each successive annual meeting of stockholders, the holders of stock present in person or by proxy at such meeting and entitled to vote thereat shall elect members of each successive class to serve for three year terms and until their successors are elected and qualify (and, as appropriate, the members of any other class to serve for the remainder of the term of that class and until their successors are elected and qualify). If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to Section 2.05, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

      SECTION 2.04. Removal of Director. Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors and unless statute provides otherwise, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of at least 75 percent of the votes entitled to be cast generally for the election for directors.

      SECTION 2.05. Vacancy on Board of Directors. Subject to the Investment Company Act and consistent with the election in Section 8.11, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause. Consistent with the election in Section 8.11, a director elected by the Board of Directors to fill a vacancy serves for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is elected and qualifies.

      SECTION 2.06. Regular Meetings. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman at such stockholders meeting, the Board of Directors shall meet immediately following the close of and at the place of such stockholders meeting. Any other regular meeting of the Board of Directors shall be held on such date and time, at such place or by means of remote communication, as may be designated from time to time by the Board of Directors. No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

      SECTION 2.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman or by a majority of the Board of Directors or a majority of the members of the Executive Committee by vote at a meeting, or in writing or delivered by electronic transmission with or without a meeting. A special meeting of the Board of Directors shall be held on such date, at any place or by means of remote communication, as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place or means of remote communication as may be designated in the call.

      SECTION 2.08. Notice of Meetings. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.

The notice shall state the time of the meeting and place or that the meeting is being held by means of remote communication. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission, or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Fund, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting either before or after the holding thereof, waiving such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

      SECTION 2.09. Quorum; Action by Directors. A majority of the total number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or these Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors. Except as to votes that the Investment Company Act requires to be taken in person, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

      SECTION 2.10. Meeting by Conference Telephone. Except as to votes that the Investment Company Act requires to be taken in person, members of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

      SECTION 2.11. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, an annual retainer, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Fund or "affiliated persons" as defined in the Investment Company Act of the Fund's investment advisor or principal underwriter shall not be paid for attendance at meetings of the Board of Directors or committees thereof for which fees are paid to other directors. A director who serves the Fund in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

      SECTION 2.12. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Fund addressed to the Chairman or the President. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman or the President.

      SECTION 2.13. Presumption of Assent. A director of the Fund who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Fund immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action or fails to make his dissent known at the meeting.

      SECTION 2.14. Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board of Directors, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have voting rights in connection with any business of the Board of Directors or any committee of the Board of Directors.

                                  ARTICLE III.

                                   COMMITTEES

      SECTION 3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Nominating Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to (i) authorize dividends on stock (other than as provided below), (ii) elect directors, (iii) issue stock (other than as provided below), (iv) recommend to the stockholders any action which requires stockholder approval, (v) amend these Bylaws, or (vi) approve any merger or share exchange which does not require stockholder approval. The Executive Committee, if appointed, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Fund that may lawfully be exercised by a committee. The membership of each committee shall meet the applicable requirements under the Investment Company Act. If the Board of Directors has given general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, a committee of the Board of Directors or an officer of the Fund, in accordance with that general authorization, may fix the amount and other terms of the distribution. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

      SECTION 3.02. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent or disqualified member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

      SECTION 3.03. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Fund by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Fund in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Fund, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Fund in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Fund to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.

                                   ARTICLE IV.

                                    OFFICERS

      SECTION 4.01. Executive and Other Officers. The Fund shall have a Chairman, a President, a Secretary, and a Treasurer. The Fund may also have one or more Vice Chairmen, Vice Presidents, assistant officers, and subordinate officers at the designation by the Board of Directors. A person may hold more than one office in the Fund except that no person may serve concurrently as both President and Vice President of the Fund. The Chairman and any Vice Chairmen shall be directors, and the other officers may be directors. The Board of Directors may designate a chief investment officer, a chief financial officer, a chief accounting officer, a chief administrative officer, or other officers with functional titles and specify the duties of such officers. A person may hold more than one functional title in the Fund.

      SECTION 4.02. Chairman. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

      SECTION 4.03. Vice Chairmen. The Vice Chairman or Vice Chairmen, at the request of the Chairman, or in the Chairman's absence or during his or her inability to act, shall perform the duties and exercise the functions of the Chairman, and when so acting shall have the powers of the Chairman. If there be more than one Vice Chairman, the Board of Directors may determine which one or more of the Vice Chairmen shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chairman may make such determination; otherwise any of the Vice Chairmen may perform any of such duties or exercise any of such functions.

      SECTION 4.04. President. The President shall be the chief executive officer of the Fund, shall have general supervision of the business and affairs of the Fund and shall see that all orders and resolutions of the Board of Directors are carried out. He or she may execute, in the name of the Fund, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Fund. In general, he or she shall perform such other duties customarily performed by the president and chief executive officer of a closed-end investment company and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

      SECTION 4.05. Vice Presidents. The Vice President or Vice Presidents, at the request of the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

      SECTION 4.06. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Fund; he or she may witness any document on behalf of the Fund, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

      SECTION 4.07. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Fund, and shall deposit, or cause to be deposited, in the name of the Fund, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Fund. In general, he or she shall perform such other duties customarily performed by a treasurer of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

      SECTION 4.08. Assistant and Subordinate Officers. The assistant and subordinate officers of the Fund are all officers below the office of Vice President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.

      SECTION 4.09. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers of the Fund. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board of Directors. The Board of Directors may remove an officer at any time, with or without cause. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors may fill a vacancy which occurs in any office.

      SECTION 4.10. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, if any, of all officers of the Fund. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Fund.

                                   ARTICLE V.

                                 INDEMNIFICATION

      SECTION 5.01. General Indemnification. The Fund shall indemnify (i) its present and former directors and officers, whether serving or having served the Fund or at its request any other entity, to the fullest extent required or permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), including the advance of costs and expenses (including attorneys' fees) under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors, the Charter, or this Bylaw and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Bylaw or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

      SECTION 5.02. Procedure. Any indemnification, or payment of costs and expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification

(the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Fund denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Fund. It shall be a defense to any action for advance for costs and expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Fund has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Fund has been met.

      SECTION 5.03. Exclusivity, Etc. The indemnification and advance of costs and expenses provided by the Charter and this Bylaw shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of costs and expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Fund, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Fund shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of costs and expenses under the Charter of the Fund and hereunder shall be deemed to be a contract between the Fund and each director or officer of the Fund who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of costs and expenses of such director or officer or the obligations of the Fund arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

      SECTION 5.04. Insurance. The Fund may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position. The Fund may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Charter, this Bylaw, or law.

      SECTION 5.05. Severability; Definitions. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article V means this Article V in its entirety.

                                   ARTICLE VI.

                                      STOCK

      SECTION 6.01. Certificates for Stock. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Fund. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Fund. Each stock certificate (a) shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors, (b) shall include on its face the name of the Fund, the name of the stockholder or other person to whom it is issued, and the class or series of stock and number of shares it represents, (c) shall be signed by the Chairman, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer and (d) may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. Each stock certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class or series which the Fund is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Fund is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Fund will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to its transfer agent. Except as provided in the Maryland Uniform Commercial Code - Investment Securities, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance does not mean that the restriction is invalid or unenforceable. A stock certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid. Upon the issuance of uncertificated shares of capital stock, the Fund shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities.

      SECTION 6.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

      SECTION 6.03. Record Dates or Closing of Transfer Books. The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Fund's own stock acquired by the Fund between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

      SECTION 6.04. Stock Ledger. The Fund shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class or series which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or series of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Fund.

      SECTION 6.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Fund may certify in writing to the Fund that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class or series of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Fund; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

      SECTION 6.06. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Fund. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Fund against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

                                  ARTICLE VII.

                                     FINANCE

      SECTION 7.01. Negotiable Instruments. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Fund, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman, the President, a Vice President, an Assistant Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary (or in the name of the Fund by a custodian appointed under Section 7.06 by not less than two of its officers).

      SECTION 7.02. Annual Statement of Affairs. The President or the chief accounting officer shall prepare annually a full and correct statement of the affairs of the Fund, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at any annual meeting of the stockholders. Within 20 days after the annual meeting of stockholders or, if the Fund is not required to hold an annual meeting of stockholders, within 120 days after the end of the fiscal year, the statement of affairs shall be placed on file at the Fund's principal office.

      SECTION 7.03. Fiscal Year. The fiscal year of the Fund shall be the 12 calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

      SECTION 7.04. Dividends. If declared by or under authority of the Board of Directors, the Fund may pay dividends on its shares in cash, property, or in shares of the capital stock of the Fund, unless such dividend is contrary to law or to a restriction contained in the Charter. The Board of Directors may prescribe from time to time that dividends declared are payable at the election of any of the stockholders, either in cash or in shares of the Fund.

      SECTION 7.05. Valuation of Assets. The Board of Directors shall establish procedures to govern the valuation of the portfolio securities held by the Fund, which procedures shall be consistent with the requirements of the Investment Company Act

      SECTION 7.06. Employment of Custodian. The Fund shall place and maintain its securities, similar investments and related funds in the custody of one or more custodians (including one or more subcustodians for maintaining its foreign securities, similar foreign investments and related funds) meeting the requirements of the Investment Company Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the Securities and Exchange Commission the "Commission") may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Fund, including the designation of the particular class or series of stock to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Fund or any custodian, with the consent of the Fund, may deposit all or any part of the securities owned by the Fund in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

                                  ARTICLE VIII.

                                SUNDRY PROVISIONS

      SECTION 8.01. Offices. The principal office of the Fund in the State of Maryland shall be located in the City of Baltimore. The Fund may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Fund may require.

      SECTION 8.02. Books and Records. The Fund shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Fund may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Fund.

      SECTION 8.03. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Fund, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Fund is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Fund.

      SECTION 8.04. Bonds. The Board of Directors may, in its discretion, require any officer, agent or employee of the Fund to give a bond to the Fund, conditioned upon the faithful discharge of his or her duties to the Fund, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

      SECTION 8.05. Voting Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Fund, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

      SECTION 8.06. Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

      SECTION 8.07. Electronic Transmission. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

      SECTION 8.08. Contracts and Documents. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Fund (or a custodian appointed under Section 7.06 by not less than two of its officers) to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, assignments, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Fund. Such authority may be general or confined to specific instances. A person who holds more than one office in the Fund may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.

      SECTION 8.09. Reliance. Each director and officer of the Fund shall, in the performance of his or her duties with respect to the Fund, be entitled to rely on any information, opinion, report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Fund whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

      SECTION 8.10. Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Fund. Any director or officer, employee or agent of the Fund, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Fund, subject to compliance with the Fund's codes of ethics.

      SECTION 8.11. Subtitle 8, Title 3 Election. The Fund elects to be subject to the provisions of Section 3-804(c) of Subtitle 8 of Title 3 of the Maryland General Corporation Law relating to the filling of vacancies on the Board of Directors.

      SECTION 8.12. Amendments. In accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded and new bylaws may be adopted (a) by the stockholders of the Fund (considered for this purpose as one class) by the affirmative vote of not less than a majority of all the votes entitled to be cast by the outstanding shares of capital stock of the Fund generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose (provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by the affirmative vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

                                   ARTICLE IX.

              CERTAIN PROVISIONS RELATING TO RATINGS ORGANIZATIONS

      SECTION 9.01. General Definitions. Capitalized terms used in this Article IX but not specifically defined herein shall have the respective meanings assigned them in the Articles Supplementary, which definitions are hereby incorporated by reference herein. The following capitalized terms shall have the following meanings for purposes of this Article IX, whether used in the singular or plural.

            "REIT" means an entity qualifying as a real estate investment trust under the United States Internal Revenue Code of 1986, as amended.

            "NYSE" means the New York Stock Exchange.

            "AMEX" means the American Stock Exchange.

            "ADR" means American Depository Receipts.

            "National Securities Exchange" means the NYSE, AMEX, Midwest Stock Exchange, Philadelphia Stock Exchange, Boston Stock Exchange, NASDAQ System or any other national securities exchange.

            "Market Value" means, as to any S&P Eligible REIT Share, S&P Eligible Utility ADR, S&P Eligible Preferred Stock and S&P Eligible Corporate Bond, the value calculated by reference to the highest closing price on a National Securities Exchange on the date preceding any relevant date of determination.

            "MTNP" means, initially, a medium term note program.

            "Yankee Bond" means, initially, a debt security which is issued by a foreign government, province, supranational agency or foreign corporation.

      SECTION 9.02. S&P Eligible Asset Definitions. The following assets, specifically S&P Eligible REIT Shares, S&P Eligible Preferred Stock, S&P Eligible Corporate Bonds and S&P Eligible Utility ADRs, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "S&P RP Basic Maintenance Amount".

            "S&P Eligible REIT Share" means, initially, an equity security issued by a REIT. So long as the shares of RP are rated AAA or higher by S&P, no equity security held by the Fund shall be deemed an S&P Eligible REIT Share unless (i) such equity security has been listed or traded for more than 15 months on a National Securities Exchange and (ii) the aggregate Market Value of all such equity securities outstanding is equal to or exceeds $100,000,000. So long as the shares of RP are rated AAA or higher by S&P, no equity security held by the Fund shall be deemed an S&P Eligible REIT Share to the extent (but only to the proportionate extent)
      (i) the amount thereof held by the Fund exceeds the lesser of (x) 5% of the issued and outstanding equity securities of the REIT issuing such S&P Eligible REIT Shares and (y) the average weekly trading volume for the past month preceding any relevant date of determination; and (ii) the aggregate Market Value of the amount thereof held by the Fund exceeds 5% of the aggregate Market Value of the issued and outstanding equity securities of the REIT issuing such equity security.

            "S&P Eligible Utility ADRs" means, initially, ADRs issued by public utility companies, which ADRs have been listed or traded for more than 15 months on a National Securities Exchange. So long as the shares of the RP are rated AAA or higher by S&P, no ADR held by the Fund shall be deemed an S&P Eligible Utility ADR unless the aggregate Market Value of all such ADRs outstanding is equal to or exceeds $100,000,000. So long as the shares of RP are rated AAA or higher by S&P, no ADR held by the Fund shall be deemed an S&P Eligible Utility ADR to the extent (but only to the proportionate extent)
      (i) the amount thereof held by the Fund exceeds the lesser of (x) 5% of the issued and outstanding S&P Eligible Utility ADRs of the public utility company issuing such S&P Eligible Utility ADRs and (y) the average weekly trading volume for the past month preceding any relevant date of determination; and (ii) the aggregate Market Value of the amount thereof held by the Fund does not exceed 5% of the aggregate Market Value of the issued and outstanding equity securities of the public utility company issuing such equity security.

            "S&P Eligible Preferred Stock" means, initially, preferred stock (i) rated BBB or higher by S&P or (ii) issued by an entity having debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of BBB or higher by S&P; provided, however, that no share of Yankee Preferred Stock (as such term is defined by S&P from time to time) will be considered an S&P Eligible Preferred Stock unless such Yankee Preferred Stock is (x) rated A or higher by S&P or (y) issued by an entity having debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of A or higher by S&P. So long as the shares of RP are rated AAA or higher by S&P, no preferred stock owned by the Fund shall be deemed an S&P Eligible Preferred Stock to the extent (but only to the proportionate extent) (i) the aggregate of preferred stock owned by the Fund of an issuer having debt obligations outstanding with a senior debt rating of A or higher by S&P exceeds 5% of the aggregate Market Value of Eligible Portfolio Property owned by the Fund; (ii) the aggregate Market Value of preferred stock owned by the Fund of an issuer having debt obligations outstanding with a senior debt rating of BBB by S&P exceeds 2.5% of the aggregate Market Value of Eligible Portfolio Property owned by the Fund; and (iii) the aggregate Market Value of preferred stock owned by the Fund in any one industry (as defined by S&P from time to time) exceeds 20% of the aggregate Market Value of the securities owned by the Fund. In addition, so long as the shares of RP are rated AAA or higher by S&P, no preferred stock held by the Fund shall be deemed an S&P Eligible Preferred Stock unless such Preferred Stock meets the following conditions:

                  (i) shares of the issuer (or if the issuer is a special
            purpose corporation, the parent of the issuer) of such preferred stock are traded on the NYSE or the AMEX;

                  (ii) except in the case of Yankee Preferred Stock, such
            preferred stock is cumulative;

                  (iii) such preferred stock is nonconvertible;

                  (iv) such preferred stock has no attached warrants;

                  (v) the aggregate Market Value of all outstanding equity
            securities of the issues of such preferred stock is at least
            $500,000;

                  (vi) such preferred stock (x) has an initial issue size of at least $50 million or (y) is issued by an entity with preferred stock outstanding with an aggregate Market Value of at least $50 million;

                  (vii) the issuer of such preferred stock pays cash dividends in U.S. denominated dollars and has paid cash dividends consistently over the previous three years (unless the issuer of the preferred stock has no relevant history of issuing dividends, in which case the issuer has received an A or higher debt or preferred stock rating from S&P);

                  (viii) the aggregate Market Value of all equity securities outstanding of the issuer of the preferred stock is equal to or greater than $50 million;

                  (ix) the aggregate Market Value of such preferred stock
            (calculated by reference to the closing price on the Securities Exchanges for such preferred stock on the day preceding any relevant date of determination) owned by the Fund is no less than $500,000 and no more than $5,000,000, unless such preferred stock is floating rate preferred stock where an auction restricts the Fund's ownership of such floating rate preferred stock;

                  (x) if such preferred stock is floating rate preferred stock,
            (x) such floating rate preferred stock has a dividend period of less than or equal to 49 days, unless such preferred stock is a new issue, in which case, the first dividend period of such new issue is up to 64 days; and (y) such floating rate preferred stock has not been subject to a failed auction;

                  (xi) if such preferred stock is adjustable rate preferred
            stock, the aggregate Market Value of all adjustable rate preferred stock owned by the Fund does not exceed 10% of the Other Permitted Securities owned by the Fund.

            "S&P Eligible Corporate Bonds" means, initially, debt securities issued by a corporation having a maturity of thirty years or less. So long as the shares of RP are rated AAA or higher by S&P, no debt security held by the Fund shall be deemed an S&P Eligible Corporate Bond unless (i) in the case of a debt security rated CCC or lower by S&P, such debt security is a subordinated debt security with an implied senior rating by S&P of B-or higher and (ii) at least two dealers registered with the National Association of Securities Dealers offer bids on such debt security. In addition, so long as the shares of RP are rated AAA or higher by S&P, no debt security held by the Fund shall be deemed an S&P Eligible Corporate Bond unless the following conditions are met:

                  (i) at least 80% of the aggregate Market Value of debt
            securities owned by the Fund which are rated BBB or lower have an original issue size of $100 million or higher and the remaining 20% have an original issue size no lower than $50 million;

                  (ii) in the case of a debt security issued under a MTNP such debt security is (x) rated BBB or higher by S&P and has an original issue size equal to the maximum number of medium term notes authorized by the issuer pursuant to such

            MTNP and (y) part of a series of medium term notes which exceeds $5 million in aggregate Market Value;

                  (iii) in the case of a Yankee Bond, such Yankee Bond is rated
            A or higher by S&P and the aggregate of such Yankee Bonds owned by the Fund does not exceed 25% of the aggregate Market Value of securities owned by the Fund;

                  (iv) financial statements are publicly available for the
            issuer of such debt securities and such debt securities are registered under the Securities Act of 1933;

                  (v) the terms of such debt securities provide for periodic interest payments in cash over the life of the security;

                  (vi) such debt securities are not convertible or exchangeable into capital of the issuer at any time; provided that 10% of such debt securities outstanding may be subject to exchange or tender offer; and

                  (vii) in the case of Type IV S&P Eligible Corporate Bonds, the aggregate Market Value of such debt securities issued by companies engaged principally in any one industry (as defined by S&P) does not exceed 20% of the aggregate Market Value of all securities owned by the Fund.

            "Type I S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated AAA by S&P.

            "Type II S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated AA by S&P.

            "Type III S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated A by S&P.

            "Type IV S&P Eligible Corporate Bonds" means, initially, S&P Eligible Corporate Bonds rated BBB by S&P.

      SECTION 9.03. Discount Factors Supplied by S&P. The following Discount Factors, having been supplied by S&P, shall be "Discount Factors Supplied by S&P" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the S&P RP Basic Maintenance Amount".

S&P Eligible REIT Shares which have been outstanding for more than
   eighteen (18) months                                                     2.52

S&P Eligible REIT Shares which have been outstanding for eighteen (18)
   or fewer months                                                          3.25

S&P Eligible Utility ADRs which have been outstanding for more than
   eighteen (18) months                                                     2.52

S&P Eligible Utility ADRs which have been outstanding for eighteen (18)
   or fewer months                                                          3.25

Type I S&P Eligible Corporate Bonds                                         1.50

Type II S&P Eligible Corporate Bonds                                        1.55

Type III S&P Eligible Corporate Bonds                                       1.60

Type IV S&P Eligible Corporate Bonds                                        1.65

Type V S&P Eligible Corporate Bonds                                         1.70

Type VI S&P Eligible Corporate Bonds                                        1.80

Type VII S&P Eligible Corporate Bonds                                       1.90

Type VIII S&P Eligible Corporate Bonds                                      2.05

Type IX S&P Eligible Corporate Bonds                                        2.20

S&P Eligible Preferred Stock (Sinking Fund, Fixed Rate, Perpetual or
   Floating Rate)                                                           2.40

S&P Eligible Preferred Stock (Adjustable or Auction Rate)                   4.00

      SECTION 9.04. Moody's Eligible Asset Definitions. The following assets, specifically Auction Rate Preferred Stock, Hybrid Securities, Preferred Stock, Type I REIT Shares, Type I Utility ADRs, Industrial Bonds and Utility Preferred Stock, having met the requirements set forth in the definition of "Other Permitted Securities" in the Articles Supplementary, shall be included as "Other Permitted Securities" for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount".

            "Auction Rate Preferred Stock" means, initially, preferred stock rated a3 or higher which is issued by a company which has paid dividends during the preceding three year period.

            "Convertible Preferred Stock" means, initially, Utility Preferred Stock which is mandatorily convertible into common equity of the company issuing such securities.

            "Hybrid Preferred Stock" means monthly income Preferred Stock, quarterly income Preferred Stock and other nonstandard Preferred Stock rated a3 or higher which is issued by a company which has paid dividends during the preceding three years.

            "Industrial Bond" means, initially, industrial revenue bonds and industrial development bonds.

            "Preferred Stock" means, initially, preferred stock rated a3 or higher which is (i) not convertible into common equity and (ii) issued by a non-utility company which has paid dividends during the preceding 3 years.

            "Type I Industrial Bonds" as of any date means Industrial Bonds rated Aaa by Moody's.

            "Type II Industrial Bonds" as of any date means Industrial Bonds rated Aa3 by Moody's.

            "Type III Industrial Bonds" as of any date means Industrial Bonds rated A3 by Moody's.

            "Type IV Industrial Bonds" as of any date means Industrial Bonds rated Baa3 by Moody's.

            "Type I REIT Shares" means, initially, equity securities issued by REITs having debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of Baa3 or higher from Moody's. So long as the shares of RP are rated Baa3 or higher by Moody's, no equity security held by the Fund shall be deemed a REIT Share unless (i) such equity security is traded on the NYSE or the AMEX, (ii) the aggregate value of all such equity securities outstanding (calculated based upon the highest of the closing prices on the NYSE or the AMEX as applicable, for such equity security on the day preceding any relevant date of determination) is equal to or exceeds $500,000,000 and (iii) the REIT which issues such equity security has paid dividends for all periods since it first qualified as a REIT. In addition, so long as the shares of RP are rated Baa3 or higher by Moody's, no equity security held by the Fund shall be deemed a Type I REIT Share to the extent (but only to the proportionate extent) the amount thereof held by the Fund exceeds the lesser of (i) 5% of the issued and outstanding equity securities of the REIT issuing such equity security and (ii) the average weekly trading volume thereof for the 26 week period immediately preceding any relevant date of determination.

            "Type I Utility ADRs" means, initially, ADRs, which are traded on the NYSE or the AMEX with respect to equity securities issued by public utility companies having U.S. dollar denominated debt obligations outstanding with senior unsecured or subordinated unsecured debt ratings of Baa3 or higher from Moody's. In addition, so long as the shares of RP are rated Baa3 or higher by Moody's, no equity security held by the Fund shall be deemed a Type I Utility ADR to the extent (but only to the proportionate extent) the amount thereof held by the Fund exceeds the lesser of (i) 5% of the issued and outstanding equity securities of the utility company issuing such equity security and (ii) the average weekly trading volume thereof for the 26 week period immediately preceding any relevant date of determination.

            "Utility Preferred Stock" means, initially, preferred stock rated a3 or higher which is issued by a public utility company which had paid dividends during the preceding three years.

      SECTION 9.05. Discount Factors Supplied by Moody's. The following Discount Factors, having been supplied by Moody's, shall be "Discount Factors Supplied by Moody's" as defined in the Articles Supplementary for purposes of calculating the "Discounted Value" of the assets for purposes of determining maintenance of the "Moody's RP Basic Maintenance Amount".

                                                                 Discount Factor
                                                                 ---------------
Auction Rate Preferred Stock                                           3.50

Convertible Preferred Stock                                            2.00

Hybrid Preferred Stock                                                 3.50

Preferred Stock                                                        2.35

Type I Industrial Bonds having a remaining term to
   maturity of one year or less:                                       1.20

Type I Industrial Bonds having a remaining term to
   maturity of more than one year but not more
   than two years:                                                     1.27

Type I Industrial Bonds having a remaining term to
   maturity of more than two years but not more
   than three years:                                                   1.32

Type I Industrial Bonds having a remaining term to
   maturity of more than three years but not
   more than four years:                                               1.38

Type I Industrial Bonds having a remaining term to
   maturity of more than four years but not more
   than five years:                                                    1.44

Type I Industrial Bonds having a remaining term to
   maturity of more than five years but not more
   than seven years:                                                   1.53

Type I Industrial Bonds having a remaining term to
   maturity of more than seven years but not
   more than ten years:                                                1.61

Type I Industrial Bonds having a remaining term to
   maturity of more than ten years but not more
   than 15 years:                                                      1.69

Type I Industrial Bonds having a remaining term to
   maturity of more than 15 years but not more
   than 20 years:                                                      1.76

Type I Industrial Bonds having a remaining term to
   maturity of more than 20 years but less than
   30 years:                                                           1.79

Type II Industrial Bonds having a remaining term
   to maturity of one year or less:                                    1.24

Type II Industrial Bonds having a remaining term
   to maturity of more than one year but not
   more than two years:                                                1.31

Type II Industrial Bonds having a remaining term
   to maturity of more than two years but not
   more than three years:                                              1.38

Type II Industrial Bonds having a remaining term
   to maturity of more than three years but not
   more than four years:                                               1.44

Type II Industrial Bonds having a remaining term
   to maturity of more than four years but not
   more than five years:                                               1.50

Type II Industrial Bonds having a remaining term
   to maturity of more than five years but not
   more than seven years:                                              1.60

Type II Industrial Bonds having a remaining term
   to maturity of more than seven years but not
   more than ten years:                                                1.70

Type II Industrial Bonds having a remaining term
   to maturity of more than ten years but not
   more than 15 years:                                                 1.76

Type II Industrial Bonds having a remaining term
   to maturity of more than 15 years but not
   more than 20 years:                                                 1.84

Type II Industrial Bonds having a remaining term
   to maturity of more than 20 years but not
   more than 30 years:                                                 1.87

Type III Industrial Bonds having a remaining term
   to maturity of one year or less:                                    1.29

Type III Industrial Bonds having a remaining term
   to maturity of more than one year but not
   more than two years:                                                1.38

Type III Industrial Bonds having a remaining term
   to maturity of more than two years but not
   more than three years:                                              1.44

Type III Industrial Bonds having a remaining term
   to maturity of more than three years but not
   more than four years:                                               1.51

Type III Industrial Bonds having a remaining term
   to maturity of more than four years but not
   more than five years:                                               1.57

Type III Industrial Bonds having a remaining term
   to maturity of more than five years but not
   more than seven years:                                              1.67

Type III Industrial Bonds having a remaining term
   to maturity of more than seven years but not
   more than ten years:                                                1.77

Type III Industrial Bonds having a remaining term
   to maturity of more than ten years but not
   more than 15 years:                                                 1.84

Type III Industrial Bonds having a remaining term
   to maturity of more than 15 years but not
   more than 20 years:                                                 1.92

Type III Industrial Bonds having a remaining term
   to maturity of more than 20 years but not
   more than 30 years:                                                 1.95

Type IV Industrial Bonds having a remaining term
   to maturity of one year or less:                                    1.36

Type IV Industrial Bonds having a remaining term
   to maturity of more than one year but not
   more than two years:                                                1.44

Type IV Industrial Bonds having a remaining term
   to maturity of more than two years but not
   more than three years:                                              1.50

Type IV Industrial Bonds having a remaining term
   to maturity of more than three years but not
   more than four years:                                               1.57

Type IV Industrial Bonds having a remaining term
   to maturity of more than four years but not
   more than five years:                                               1.63

Type IV Industrial Bonds having a remaining term
   to maturity of more than five years but not
   more than seven years:                                              1.74

Type IV Industrial Bonds having a remaining term
   to maturity of more than seven years but not
   more than ten years:                                                1.83

Type IV Industrial Bonds having a remaining term
   to maturity of more than ten years but not
   more than 15 years:                                                 1.92

Type IV Industrial Bonds having a remaining term
   to maturity of more than 15 years but not
   more than 20 years:                                                 2.02

Type IV Industrial Bonds having a remaining term
   to maturity of more than 20 years but not
   more than 30 years:                                                 2.03

Type I REIT Shares:                                                    3.00

Type I Utility ADRs issued by an entity organized
   under the laws of Argentina or any political
   subdivision thereof:                                                5.00

Type I Utility ADRs issued by an entity organized
   under the laws of Australia or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Belgium or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Brazil or any political
   subdivision thereof:                                                4.20

Type I Utility ADRs issued by an entity organized
   under the laws of Canada or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Chile or any political
   subdivision thereof:                                                3.00

Type I Utility ADRs issued by an entity organized
   under the laws of Denmark or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of France or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Germany or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Greece or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Italy or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Mexico or any political
   subdivision thereof:                                                4.00

Type I Utility ADRs issued by an entity organized
   under  the  laws of  Netherlands  or any
   political subdivision thereof:                                      2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Peru or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Portugal or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of Spain or any political
   subdivision thereof:                                                2.00

Type I Utility ADRs issued by an entity organized
   under the laws of the United Kingdom or any
   political subdivision thereof:                                      2.00

Utility Preferred Stock                                                1.60

      SECTION 9.06. Revised Definitions. The definitions of "Utility Bonds" and "Utility Stocks" set forth in the Articles Supplementary are hereby modified to delete the requirement that the issuers of such securities be "state regulated".

      SECTION 9.07. Initial Elements of Moody's RP Basic Maintenance Amount. In lieu of the definition in Part I, Paragraph 1, Definitions, of the Articles, the following definition of "Moody's RP Basic Maintenance Amount," having been approved by Moody's, shall be used for purposes of the Articles:

            "Moody's RP Basic Maintenance Amount" means, initially, as of any date, the sum of (i) the aggregate liquidation preference of the shares of RP outstanding and shares of Other RP outstanding, (ii) to the extent not covered in (i), the aggregate amount of accumulated but unpaid cash dividends with respect to the shares of RP outstanding and shares of Other RP outstanding, (iii) any Rights due and payable and any equivalent rights to receive cash with respect to Other RP which are due and payable, (iv) an amount equal to the product of (x) three and (y) the principal amount of the Fund's loan from the Aid Association for Lutherans then outstanding, (v) an amount equal to the sum of (x) the amount of accrued but unpaid interest on the principal amount of the Fund's loan from the Aid Association for Lutherans then outstanding and (y) an amount equal to 70 days of additional accrued interest on such loan at the then-current interest rate borne by such loan, (vi) the aggregate principal amount of any other then outstanding indebtedness of the Fund for money borrowed,
      (vii) an amount equal to the sum of (x) the aggregate accrued but unpaid interest on the indebtedness referred to in the foregoing clause (vi) and
      (y) an amount equal to 70 days of additional accrued interest on such indebtedness at the then-current interest rate(s) borne by such indebtedness, (viii) the aggregate Projected Dividend Amount, (ix) redemption premium, if any, and (x) the greater of $200,000 or an amount equal to projected expenses of the Fund (including, without limitation, fee and indemnification obligations of the Fund incurred in connection with any commercial paper program undertaken by the Fund or with any credit facility related thereto) for the next three month period. The Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial elements comprising the Moody's RP Basic Maintenance Amount if the Board of Directors determines and Moody's advises the Fund in writing that such adjustment, modification, alteration or change will not adversely affect its then-current rating on the RP.